UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04: Triggering Events that Accelerate or Increase a Direct or Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 2.04.

Item 8.01: Other Events.

On April 15, 2013, Hyatt Hotels Corporation (the “Company”) issued a press release announcing that on May 10, 2013, it will redeem all of the Company’s outstanding 5.750% Senior Notes due 2015 (the “Notes”), of which an aggregate principal amount of $250,000,000 is currently outstanding. Holders of the Notes have been provided notice of the redemption by the trustee for the Notes.

In accordance with the terms of the Notes, the redemption price, as calculated by the Quotation Agent (as defined in the indenture governing the Notes), will be $281,189,097.22. The redemption price is equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes from May 10, 2013 to August 15, 2015 (except for accrued but unpaid interest) discounted to May 10, 2013 on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the indenture governing the Notes), plus 50 basis points, plus accrued but unpaid interest on the Notes to, but not including, May 10, 2013.

The press release and notice of redemption to the holders of the Notes are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description
99.1	Press release of the Company, dated April 15, 2013.

99.2	Notice of Redemption to Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: April 15, 2013	By:	/s/ Gebhard F. Rainer
Gebhard F. Rainer
Executive Vice President, Chief Financial Officer

Exhibit No.	Document Description
99.1	Press release of the Company, dated April 15, 2013.

99.2	Notice of Redemption to Holders.